Exhibit 21

SUBSIDIARIES OF KNIGHT-RIDDER, INC.

Company Name	State of Incorporation
Aberdeen News Company	Delaware
Aboard Publishing, Inc.	Florida
The Beacon Journal Publishing Company	Ohio
Bellingham Herald Publishing, LLC	Delaware
Belton Publishing Company, Inc.	Missouri
Biscayne Bay Publishing, Inc.	Florida
The Bradenton Herald, Inc.	Florida
Cass County Publishing Company, Inc.	Missouri
The Charlotte Observer Publishing Company	Delaware
Circom Corporation	Pennsylvania
Columbia State, Inc.	South Carolina
Columbus Ledger-Enquirer, Inc.	Georgia
Consumer & Community Publishing, Inc.	Delaware
Contra Costa Newspapers, Inc.	California
Cypress Media, Inc.	New York
Cypress Media, LLC	Delaware
Dagren, Inc.	Florida
Double A Publishing, Inc.	Florida
The Gables Publishing Company, Inc.	Florida
Grand Forks Herald, Incorporated	Delaware
Gulf Publishing Company, Inc.	Mississippi
Hills Publications, Inc.	California
HLB Newspapers, Inc.	Missouri
Idaho Statesman Publishing, LLC	Delaware
Keltatim Publishing Company, Inc.	Kansas
Keynoter Publishing Company, Inc.	Florida
Knight Ridder News Services, Inc.	Michigan
Knight Ridder Community Newspapers, Inc.	Delaware
Knight Ridder Daily News Group, Inc	Delaware
Knight Ridder Digital	Delaware
Knight-Ridder International, Inc.	Delaware
Knight-Ridder Investment Company	Delaware
Knight-Ridder Leasing Company	Florida
Knight-Ridder Newspaper Sales, Inc.	New York
Knight Ridder Resources, Inc.	Florida
Knight-Ridder Shared Services, Inc.	Florida
Knight Ridder Sales, Inc.	Delaware
Knight Ridder Targeted Publications, Inc.	Delaware
KR Net Ventures, Inc.	Delaware
KR Newsprint Company	Florida
KR U.S.A., Inc	Delaware
KR Video, Inc.	Delaware
KRI Property, Inc.	Florida
Lee’s Summit Journal, Inc.	Missouri
LEXHL, Limited Partnership	Kentucky
Lexington H-L Services, Inc.	Kentucky
Lexington Press Inc.	Kentucky
The Macon Telegraph Publishing Company	Georgia
Mail Advertising Corporation	Texas
Marketplace Advertising, Inc.	Pennsylvania
MediaStream, Inc.	Delaware

Monterey Newspapers, Inc.	Colorado
News Publishing Company	Indiana
Nittany Printing and Publishing Company	Pennsylvania
Nor-Tex Publishing, Inc.	Texas
Northwest Publications, Inc.	Delaware
Olympian Publishing, LLC	Delaware
Pacific Northwest Publishing Company, Inc.	Florida
Philadelphia Newspapers, Inc.	Pennsylvania
Phillytech, Inc.	Pennsylvania
ProMedia Publishing Company	Pennsylvania
Quad County Publishing, Inc.	Illinois
Richwood, Inc.	Florida
Runways Pub., Inc.	Delaware
San Jose Mercury News, Inc.	California
Star-Telegram Operating, Ltd.	Texas
Sun Publishing Company, Inc.	South Carolina
Tribune Newsprint Company	Utah
Twin Cities Newspaper Services, Inc.	Minnesota
Twin Cities Shopper, Inc.	Delaware
Wichita Eagle and Beacon Publishing Company, Inc.	Kansas